Money Manager Agreement

	This agreement (the Agreement) is between TIFF
Investment Program, Inc. (TIP), a Maryland corporation, for its TIFF Multi-Asset Fund (the Fund), and Lansdowne Partners
(UK) LLP (the Manager), the Manager being a registered investment adviser under the Investment Advisers Act of 1940, as amended (the Advisers Act), and is effective at the earlier of
(A) 00:00 hours (British Summer Time) on 1 July 2014, provided that the Manager succeeds to the business of Lansdowne Partners Limited Partnership; or (B) 00:00 hours (British Summer Time) on the day on which the Manager succeeds to the business of Lansdowne Partners Limited Partnership, where the Manager has not succeeded to such business on or before 1 July 2014; or (C) at such other time and/or on such other date as may be agreed between the parties (the Effective Time).

Recitals

	TIP is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

	TIP wishes to retain the Manager to render advisory services to the Fund and the Manager is willing to render those services.

	Now, therefore, the parties agree as follows:

1.	Managed Assets

	The Manager will provide investment management services with respect to assets placed with the Manager on behalf of the Fund from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the Managed Assets. As an open-end management investment company registered under the 1940 Act, the Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time;
provided, however, that the Fund will endeavor to provide ninety (90) days notice to the Manager prior to any withdrawal.

2.	Appointment and Powers of Manager; Investment
Approach

	(a)	Appointment.  TIP, acting on behalf of the Fund,
hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement.
The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the requirements described in Section 3(a).

	This Agreement has been entered into following a termination resulting from an assignment of the previous agreement between TIFF Investment Program Inc. for its TIFF Multi Asset Fund and the predecessor to the Manager, dated as of January 1, 2012. The parties agree that notwithstanding the termination, their relationship shall continue as through there were no termination and that for all purposes, including, but not limited to, recordkeeping, reporting, and performance measurement, the inception date of the account shall be deemed to be January 1, 2012.

	(b)	Powers.  Subject to the supervision of the board
of directors of TIP and subject to the supervision of TIFF Advisory Services, Inc. (TAS) as Investment Adviser to the
Fund, the Manager shall direct investment of the Managed
Assets in accordance with the requirements of Section 3(a).
TIP, acting on behalf of the Fund, grants the Manager authority to:

		(i)	acquire (by purchase, exchange,
subscription, or otherwise), hold, and
dispose of (by sale, exchange, or
otherwise) securities and other
investments;

		(ii)	determine what portion of the Managed
Assets will be held uninvested; and

		(iii)	enter into such agreements and make
such representations (including
representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by the Manager of its duties hereunder.

	(c)	Power of Attorney.  To enable the Manager to
exercise fully the discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets in accordance with the Investment
Guidelines as fully as TIP itself could do. The Manager hereby accepts this appointment.

	(d)	Voting.  The Manager shall be authorized to
vote on behalf of the Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.

	(e)	Independent Contractor.  Except as expressly
authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund, or TAS in any way, or otherwise to be an agent of any of them.

	(f)	Reporting.  The Manager shall furnish to TIP
upon reasonable request such information that TIP may reasonably require to complete documents, reports, or regulatory filings.

3.	Requirements; Duties

	(a)	Requirements.  In performing services for the
Fund and otherwise discharging its obligations under this Agreement, the Manager shall act in conformity with the following requirements (the Requirements):

	 	(i)	the 1940 Act, the Internal Revenue Code
of 1986, as amended, and all other
applicable federal and state laws and
regulations which apply to the Manager
in conjunction with performing services
for the Fund, if any;

		(ii)	TIPs Registration Statement under the
1940 Act and the Securities Act of 1933, as amended, on Form N-1A as filed with the Securities and Exchange
Commission relating to the Fund and the
shares of common stock in the Fund, as
such Registration Statement may be
amended from time to time (the
Registration Statement) as such
requirements have been memorialized in
the Investment Guidelines, the policies
and procedures of the Fund provided to
the Manager from time to time, or
otherwise in writing to the Manager;

		(iii)	the Managers Investment Guidelines,
which may be amended from time to
time through mutual agreement by TAS
and the Manager;

		(iv)	written instructions and directions of the
board of directors of TIP; and

		(v)	written instructions and directions of
TAS,

		provided that any instructions given under (iv) and (v) above are not contrary to any applicable law or regulation.

	(b)	Responsibility with Respect to Actions of
Others. TIP may place the investment portfolio of each of its funds, including the Fund, with one or more investment managers. To the extent the applicability of, or conformity with, the Requirements depends upon investments made by, or activity of, the managers other than the Manager, the Manager agrees to comply with such Requirements: (i) to the extent that such compliance is within the Managers Investment
Guidelines; and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund or TAS so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law or regulation as the Fund or TAS may reasonably specify to effect compliance.

	(c)	Responsibility with Respect to Performance of
Duties. In performing its duties under this Agreement, the Manager will act solely in the interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account.

4.	Recordkeeping and Reporting

	(a)	Records.  The Manager shall maintain proper
and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Funds request. Upon termination of this Agreement, the Manager shall promptly return records that are the Funds property and, upon demand, shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this Section 4(a) as the Fund may request. The Manager may retain copies of records furnished to the Fund.

	(b)	Reports to Custodian.  The Manager shall
provide to the Funds custodian (as such entity is identified in the Registration Statement from time to time) and to the Fund, on each business day, information relating to all transactions concerning the Managed Assets.

	(c)	Other Reports.  The Manager shall render to the
board of directors of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request.

5.	Purchase and Sale of Securities

	(a)	Selection of Brokers.  The Manager shall place
all orders for the purchase and sale of securities on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or any of its affiliated persons, as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the Fund other than the management fees provided for in Section 6 hereof.

      In placing such orders, the Manager will give primary consideration to obtaining the most favorable result, including, without limitation, considering price and efficient execution reasonably available under the circumstances and in accordance with applicable law. In evaluating the terms available for executing particular transactions for the Fund and in selecting broker-dealers to execute such transactions, the Manager may consider, in addition to commission cost and execution capabilities, those factors that it deems relevant, such as the financial stability and reputation of broker-dealers and the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker-dealers. The Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Manager determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer in discharging responsibilities with respect to the Fund or to other client accounts as to which it exercises investment discretion.

	(b)	Aggregating Orders.  On occasions when the
Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other clients.

6.	Management Fees; Expenses

	(a)	Management Fees. Schedule I attached hereto
sets out the fees to be paid by the Fund to the Manager by the tenth business day of the following month in connection with this Agreement. The applicable fee rate will be applied to the average daily net assets (gross of expenses except custodian transaction charges) of the Managed Assets, computed as described in the Funds Registration Statement. Management
Fees payable hereunder shall be exclusive of any value added (or similar) tax which, if payable, shall be paid by the Fund.

		(b)	Expenses.  The Manager shall furnish at
its own expense all of its own office facilities, equipment, and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. The Manager shall not have responsibility for calculating the Net Asset Value of the Funds portfolio, but must review daily the pricing of the Managed Assets as provided by or on behalf of the Funds. The Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees for the Managed Assets; (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and brokerage services but not any portion of such commissions attributable to any services which do not constitute brokerage or research services; and (iii) interest and taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund.

7.	Non-Exclusivity of Services

	 The Manager is free to act for its own account and to provide investment management services to others. The Fund acknowledges that the Manager and its officers and employees, and the Managers other clients, may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired or disposed of under this Agreement for the Fund. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another client. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners, or employees of the Manager or any of the Managers affiliates act as financial advisor, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to the Fund.




8.	Liability

	The Manager shall not be liable to the Fund, TIP, or TAS for any error of judgment, but the Manager shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by the Manager in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement.
The Manager agrees to indemnify and hold harmless the Fund, TIP and TAS from any loss, damage, cost or expense arising from any act or omission or default of Lansdowne Partners Limited Partnership in the performance of the Money Manager Agreement between TIFF Investment Program, Inc. for its
TIFF Multi-Asset Fund and Lansdowne Partners Limited
Partnership dated January 1, 2012.

9.	Representations

	(a)	The Manager hereby represents to the Fund that,
in reliance on Section 203(g) of the Advisers Act as a successor to Lansdowne Partners Limited Partnership, the Manager is registered as an investment adviser under the Advisers Act that it has full power and authority to enter into and perform fully the terms of this Agreement, and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

	(b)	The Manager represents that it is in material
compliance with all applicable laws, both federal and state.

      (c)	TIP hereby represents to the Manager that it has
full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.

	(d) TIP acknowledges receipt of Parts 2A and B of Lansdowne Partners Limited Partnerships Form ADV and
Commodity Trading Advisor (CTA) Disclosure Document (if applicable) and that TIP will be provided with Part 2A and B of the Managers Form ADV and CTA Disclosure Document (if applicable) promptly after filing with the SEC.

	(e) TIP represents that TIP and the Fund are in material compliance with all applicable laws and regulations, both federal and state.

      (f) The Manager represents that it shall notify TIP of any additions to or withdrawals of partners from the Manager within a reasonable time after such additions or withdrawals but no less frequently than annually.

	(g)	The Manager represents that the fee schedule set
forth in this Agreement is not higher than the fee schedule in effect for any other separately managed client account that has a substantially similar investment mandate to the Fund, managed by the Manager or its affiliates. The Manager agrees that if at any time it or any of its affiliates agrees to a fee schedule that is lower than the fee schedule set forth in this Agreement, it will promptly offer such lower fee schedule to the Fund.

10.	Term

      	This Agreement shall continue in effect for a period of one (1) year from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that notwithstanding the provisions of
Section 1 above, this Agreement may be terminated without the payment of any penalty, by (a) the Fund with regard to any or all of the account assets, if a decision to terminate is made by the board of directors of TIP or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (b) the Manager, in each case, on sixty (60) days written notice from the terminating party.
	This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

11.	Amendment

	Except as otherwise provided in the Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund. Any such amendment must be in writing and signed by each party.

12.	Notices

	Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered electronically, in writing or sent by fax or five business days after mailing registered mail postage prepaid as follows:

Fund:		TIFF Investment Program
		c/o TIFF Advisory Services, Inc.
		Attn: General Counsel
		170 N. Radnor Chester Road
		Suite 300
		Radnor, PA 19087
		Fax:  +1 610-684-8080
		Email: miops@tiff.org with a copy to
rmaestro@tiff.org


Manager:	Lansdowne Partners (UK) LLP
      c/o Lansdowne Partners Limited
 		15 Davies Street
      London, England W1K 3AG
		Fax:  +44 20 7409 1122
		Email: snutton@lansdownepartners.com
      with a copy to horange@lansdownepartners.com

	Each party may change its address by giving notice as herein required.

13.	Sole Instrument

	This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

14.	Counterparts

	This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

15.	Applicable Law

	This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

16.	Confidential Information

	Any information or recommendations supplied by any party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as confidential (Confidential Information).

      No party may use or disclose to others Confidential Information about the other party, except solely for the legitimate business purposes of the Fund for which the Confidential Information was provided; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential Information pertains. Further, no party may trade in any securities issued by another party while in possession of material non-public information about that party. Lastly, the Manager may not consult with any other money managers for the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund. Nothing in this Agreement shall be construed to prevent the Manager from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.


IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the Effective Time specified in the first paragraph of this Agreement.



On behalf of Fund by the	On
behalf of
TIFF Investment Program, Inc.
	La
nsdo
wne
Part
ners
(UK
)
LLP




	/s/ Dawn I. Lezon
	/s/ Stuart Roden
Signature
	Signature

	Dawn I. Lezon, CFO
	Stuart Roden, Member
Print Name/Title
	Print Name/Title


Schedule I

to the

Money Manager Agreement (the Agreement) Effective at the earlier of (A) 00:00 hours (British Summer Time) on 1 July 2014, provided that the Manager succeeds to the business of Lansdowne Partners Limited Partnership; or (B) 00:00 hours (British Summer Time) on the day on which the Manager succeeds to the business of Lansdowne Partners Limited Partnership, where the Manager has not succeeded to such business on or before 1 July 2014; or (C) at such other time and/or on such other date as may be agreed between the parties (the Effective Time)

Between

Lansdowne Partners (UK) LLP (the Manager) and
TIFF Investment Program, Inc. for its TIFF Multi-Asset Fund
(the Fund)


As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to the Agreement, the Fund will pay the Manager a fee according to the following formula:

		0.80% per annum on the Managed Assets.


All capitalized terms used but not defined in this Schedule I shall have the meanings ascribed to them in the Agreement.



Agreed and Accepted:
	Agreed and Accepted:

TIFF Investment Program, Inc.
	Lan
sdowne Partners (UK) LLP
for its TIFF Multi-Asset Fund


By:	__/s/ Dawn I. Lezon__________			By:
	__/s/ Stuart Roden____________

Name:	Dawn I. Lezon
	Name: Stuart Roden
Title:	CFO
	Title:  Member